UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2018

STANDARD MOTOR PRODUCTS, INC.
(Exact Name of Registrant as Specified in its Charter)

New York (State or Other Jurisdiction of Incorporation)	1-4743 (Commission File Number)	11-1362020 (I.R.S. Employee Identification Number)

37-18 Northern Boulevard, Long Island City, New York 11101
(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code:  718-392-0200

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

On December 10, 2018, Standard Motor Products, Inc. (the “Company”) and its wholly-owned subsidiary, SMP Motor Products Ltd., entered into an amendment to the Credit Agreement, dated as of October 28, 2015, with JPMorgan Chase Bank, N.A., as agent, and a syndicate of lenders for a senior secured revolving credit facility.  The amendment, among other things, extends the maturity date to December 2023 and maintains the aggregate principal amount of the lender commitments at $250 million, which the Company may increase, subject to certain conditions, at any time by up to an additional $50 million.

The Company maintains ordinary banking relationships with JPMorgan Chase Bank, N.A., certain of the other lenders and their respective affiliates. For these services, the parties have received, and may in the future receive, customary compensation and expense reimbursement.

The descriptions set forth above are qualified in their entirety by reference to the First Amendment to Credit Agreement filed herewith as Exhibit 10.1.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

10.1
First Amendment to Credit Agreement, dated as of December 10, 2018, among Standard Motor Products, Inc. and SMP Motor Products Ltd., as borrowers, JPMorgan Chase Bank, N.A., as agent and lender, and the other lenders thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANDARD MOTOR PRODUCTS, INC.

	By:	/s/ James J. Burke
James J. Burke
Executive Vice President Finance and
Chief Financial Officer

Date: December 13, 2018

Exhibit Index

Exhibit No.	Description

10.1
First Amendment to Credit Agreement, dated as of December 10, 2018, among  Standard Motor Products, Inc. and SMP Motor Products Ltd., as borrowers, JPMorgan Chase Bank, N.A., as agent and lender, and the other lenders thereto.